UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 6, 2006

(Date of earliest event reported)

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

(631) 342-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in CA, Inc.’s (the “Company”) Tender Offer Statement on Schedule TO, which it filed with the Securities and Exchange Commission on August 16, 2006, the Company has commenced a cash tender offer to purchase up to 40,816,327 shares of its common stock, par value $0.10, at a purchase price not less than $22.50 and not greater than $24.50 per share, net to the seller in cash, without interest. The Company intends to finance the tender offer at the close from available cash and from borrowings under its existing credit agreement (the “Credit Agreement”), which was amended on September 6, 2006 (the “Amendment”) to permit the Company to repurchase up to $2 billion of its common stock under its fiscal year 2007 share repurchase program and incur additional indebtedness in connection with those repurchases. The Credit Agreement was entered into on December 2, 2004, and relates to an unsecured revolving credit facility with a committed capacity of $1.0 billion (including a letter of credit sub-facility, among the Company, as borrower, the banks that are a party thereto, Citicorp North America, Inc., as paying agent (the “Agent”), Bank of America, N.A., Citicorp North America, Inc. and JP Morgan Chase Bank, N.A., as co-administrative agents, and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners. The Credit Agreement expires December 2, 2008, at which time all outstanding amounts under the Credit Agreement will be due and payable.

The Amendment effects the following principal changes: (a) it permits up to $2 billion of share repurchases between September 1, 2006 and June 30, 2007 without regard to compliance with the Liquidity Condition (as defined in the Credit Agreement) and (b) it increases the Company’s maximum allowable ratio of consolidated debt for borrowed money to consolidated cash flow, as defined in the Credit Agreement, to 4.0 for the current fiscal quarter and all succeeding quarters.

A further description of the terms and conditions of the Credit Agreement can be found in CA’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 31, 2006, which information is incorporated herein by reference.

Certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the company and its subsidiaries. Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (as affiliates of certain of the lenders and agents) have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services. Among other things, certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, acted as Dealer Managers in the Company’s recent offer to purchase up to 40,816,327 shares of its common stock, par value $0.10 per share, including the associated rights to purchase Series One Junior Participating Preferred Stock, Class A, under the Company’s Rights Agreement, dated June 18, 1991, as amended May 17, 1995, May 23, 2001 and November 9, 2001, at a price not less than $22.50 nor greater than $24.50 per share, net to the seller in cash, without interest, which offering is described in further detail on the Company’s Tender Offer Statement on Schedule TO (the “Schedule TO”) filed on August 16, 2006 and Amendment No. 1 to the Schedule TO filed on August 17, 2006.  A press release announcing the Company’s satisfaction of the financing condition under its tender offer through the entry into the Credit Agreement is filed as Exhibit 99.1 hereto.

The foregoing description of the Amendment to the Credit Agreement and related matters is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement and its Amendment under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1

Amendment No. 1, dated as of September 1, 2006, to Credit Agreement dated as of December 2, 2004, among the Company, the Banks which are parties thereto and Citicorp North America, Inc., Bank of America, N.A, and JP Morgan Chase Bank, N.A., as agents with respect to a $1 billion Revolving Loan

Exhibit 99.1	Press Release

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: September 6, 2006	By:	/s/ Kenneth V. Handal
Kenneth V. Handal Executive Vice President, General Counsel and Corporate Secretary

3